Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form S-8, of our report dated March 13, 2026, which appeared in SenesTech, Inc. Annual report on Form 10-K relating to the audits of the financial statements as of December 31, 2025 and 2024 and for the periods then ended.

/s/ M&K CPAS, PLLC
The Woodlands, TX
August 20, 2026